UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2003

WILSHIRE FINANCIAL SERVICES GROUP INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-21845	93-1223879
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

14523 SW Millikan Way, Suite 200 Beaverton, OR	97005
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (503) 223-5600

Item 5.	Other Events

        On May 6, 2003, Wilshire Financial Services Group Inc. (the “Company”) announced that its annual stockholders meeting will be held at 10:30 a.m. on Wednesday, June 25, 2003, at the offices of Irell & Manella LLP, 1800 Avenue of the Stars, Suite 900, Los Angeles, California 90067. Stockholders of record on the books of the Company as of the close of business on May 21, 2003 will be entitled to notice of and to vote at the annual meeting.

Item 7.	Financial Statements and Exhibits

(c)	Exhibits

99.1 Press release dated May 6, 2003

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2003	WILSHIRE FINANCIAL SERVICES GROUP INC.
Registrant

/s/ Stephen P. Glennon
Stephen P. Glennon
CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER

INDEX TO SCHEDULES AND EXHIBITS

Exhibit Number	Description

99.1	Press release dated May 6, 2003